UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  December 16, 2009

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Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:  (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Dell Inc. (“Dell”) is furnishing under this Item 7.01 a press release and a copy of an investor presentation for the December 16, 2009 Perot Systems Corporation integration conference call.  The press release and the investor presentation are furnished herewith as Exhibits 99.1 and 99.2.

The investor presentation contains information about Dell’s non-GAAP net income and non-GAAP earnings per share, which are not measurements of financial performance under accounting principles generally accepted in the United States (“GAAP”).  Non-GAAP net income and non-GAAP earnings per share, as defined by Dell, represent net income and earnings per share as adjusted to exclude acquisition expenses related to Dell’s acquisition of Perot Systems Corporation (“Perot Systems”), amortization of purchased intangible assets related to Perot Systems as well as prior acquisitions, organizational effectiveness costs, and stock option accelerated vesting charges.  Organizational effectiveness costs include severance and facility actions.  Acquisition expense related to Dell’s acquisition of Perot Systems consists of acquisition related cash compensation payments, retention bonuses, integration costs, bankers’ fees, legal fees, and consulting fees.  The investor presentation contains a quantitative reconciliation of non-GAAP net income and non-GAAP earnings per share to net income and earnings per share as reported on a GAAP basis.

As a result of Dell’s acquisition of Perot Systems, Dell incurred significant amounts of acquisition related expenses and will be amortizing a significant amount of purchased intangible assets.   Management does not consider these items to be fundamental to Dell’s operating performance and as such excludes these items when evaluating Dell’s operating performance.   In addition, Dell has been, for recent quarters, providing the effects of organizational effectiveness costs, and in the fourth quarter of Fiscal 2009, stock option accelerated vesting charges, to investors to supplement GAAP financial information because Dell’s management evaluates the operating performance of the company without these items.  Beginning in the fourth quarter of Fiscal 2010, Dell will provide investors with supplemental non-GAAP financial measures and include a reconciliation to their most directly comparable GAAP financial measures.

Dell has included non-GAAP net income and non-GAAP earnings per share in the furnished presentation to provide information to investors that is consistent with the information Dell’s management uses to evaluate operating performance.  Dell uses non-GAAP financial measures such as non-GAAP net income and non-GAAP earnings per share to supplement Dell’s GAAP financial measures and to facilitate an enhanced understanding of historical results and enable more meaningful period to period comparisons.  Dell presents the non-GAAP financial measures to investors to provide greater transparency to the information Dell’s management uses in its financial and operational decision-making and to allow investors to see Dell’s operating results through the eyes of management.   Dell further believes that providing this information better enables Dell’s investors to understand Dell’s operating performance, and to better compare Dell’s current financial results with Dell’s past financial results.  There are, however, limitations to the use of non-GAAP financial measures.  Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell does, limiting the usefulness of those measures for comparative purposes.  Further, non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial information presented on a GAAP basis. Dell’s management compensates for the foregoing limitations by relying primarily on Dell’s GAAP results and using non-GAAP financial measures only supplementally.  Dell provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within the financial information included with press releases and in other written materials that include the non-GAAP financial measures, and Dell encourages investors to review the reconciliations in conjunction with the presentation of any non-GAAP financial measures.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press release issued by Dell Inc. on December 16, 2009.
99.2	Investor presentation for Perot Systems Corporation integration conference call of December 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date:	December 16, 2009	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

EXHIBIT INDEX

Exhibits	Description

99.1	Press release issued by Dell Inc. on Decmber 16, 2009.
99.2	Investor presentation for Perot Systems Corporation integration conference call of December 16, 2009.